UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

GREEN THUMB INDUSTRIES INC.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street Suite 700
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 471-6720

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Green Thumb Industries Inc. (the “Company”) approved changes to the compensation of employees including Benjamin Kovler, Chairman and Chief Executive Officer; Anthony Georgiadis, President; Mathew Faulkner, Chief Financial Officer; and Bret Kravitz, General Counsel, in each case in recognition of their leadership and long service and dedication to the Company, and in the case of Mr. Faulkner and Mr. Kravitz, to encourage retention. On November 1, 2024, Mr. Kovler and Mr. Georgiadis will each receive an award of 750,000 Restricted Share Units (“RSUs”), and Mr. Faulkner and Mr. Kravitz will each receive an award of 300,000 RSUs. Each RSU award will vest in one-third increments on each of the first three anniversaries of the grant date and be subject to the Company’s standard form of grant agreement, included as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 29, 2024. Mr. Kovler and Mr. Georgiadis will also each receive a one-time cash bonus of $300,000. Further, in connection with these changes, for the fiscal year ended December 31, 2025, the Committee approved an increase in Mr. Kovler’s and Mr. Georgiadis’s respective annual cash bonus targets from 250% of their respective base salaries to 325% for Mr. Kovler and 300% for Mr. Georgiadis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

Date:	October 25, 2024	By:	/s/ Bret Kravitz
Bret Kravitz General Counsel